Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack A. Hockema, Daniel J. Rinkenberger, John M. Donnan and Cherrie I. Tsai, and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto (including, without limitation, post-effective amendments), with all exhibits and schedules thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

	Signature	Title	Date

By:	/s/ Jack A. Hockema Jack A. Hockema	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 26, 2016

By:	/s/ Daniel J. Rinkenberger Daniel J. Rinkenberger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 26, 2016

By:	/s/ Neal West Neal West	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 26, 2016

By:	/s/ Carolyn Bartholomew Carolyn Bartholomew	Director	May 26, 2016

By:	/s/ David Foster David Foster	Director	May 26, 2016

By:	/s/ L. Patrick Hassey L. Patrick Hassey	Director	May 26, 2016

By:	/s/ Teresa A. Hopp Teresa A. Hopp	Director	May 26, 2016

By:	/s/ Lauralee E. Martin Lauralee E. Martin	Director	May 26, 2016

By:	/s/ Alfred E. Osborne, Jr., Ph.D. Alfred E. Osborne, Jr., Ph.D.	Director	May 26, 2016

By:	/s/ Jack Quinn Jack Quinn	Director	May 26, 2016

By:	/s/ Thomas M. Van Leeuwen Thomas M. Van Leeuwen	Director	May 26, 2016

By:	/s/ Brett E. Wilcox Brett E. Wilcox	Director	May 26, 2016